Exhibit 99.1

NEWS RELEASE May 10, 2023

Tetra Tech Reports Record Second Quarter Results

•	Record Revenue $1.16 billion, up 36% Y/Y
•	Record Net Revenue $970 million, up 39% Y/Y
•	EPS $0.80; Adjusted EPS $1.17, up 19% Y/Y
•	Record Backlog of $4.27 billion, up 18% Y/Y
•	Increasing Net Revenue and EPS guidance for FY23

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the second quarter ended April 2, 2023.

Second Quarter Results

Tetra Tech achieved record quarterly results in key financial metrics including revenue, net revenue and backlog. Revenue in the second quarter totaled $1.16 billion and revenue, net of subcontractor costs (net revenue)1, was $970 million, up 36% and 39%, respectively, over last year. Adjusted EBITDA1 was $105 million, up 30% year-over-year. Earnings per share (“EPS”) was $0.80; adjusted EPS was $1.17, up 19% over the second quarter of fiscal 2022.1 Backlog increased to a record high of $4.27 billion, up 18% year-over-year.

Quarterly Dividend

On May 8, 2023, Tetra Tech’s Board of Directors approved its 36th consecutive quarterly dividend at an amount of $0.26 per share, a 13% increase year-over-year, payable on June 6, 2023, to stockholders of record as of May 24, 2023. The approved dividend represents a nine consecutive double-digit annual increases of dividend payouts.

Chairman and CEO Comments

Tetra Tech Chairman and CEO, Dan Batrack, commented, “Tetra Tech continued to generate record high revenue and earnings by solving the world’s most complex challenges by Leading with Science® in the areas of water, environment and sustainable infrastructure. While Tetra Tech’s business is performing at an all-time high level, the addition of the RPS Group has significantly expanded our access to the global renewable energy and sustainable infrastructure markets. We saw strong double digit top line growth across both our government and commercial end markets. Based on our strong year-to-date performance and record high backlog, we are increasing our net revenue and earnings per share guidance for fiscal 2023.”

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to tables at the end of the release and Regulation G Information for reconciliations to the comparable GAAP metrics.

Six-Month Results

Revenue for the six-month period was $2.05 billion and net revenue was $1.71 billion, up 20% and 24%, respectively, over the same period in fiscal 2022. Adjusted EBITDA was $209 million, up 23%. EPS was $2.98, and adjusted EPS was $2.51, an increase of 16% over last fiscal year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release. The Company is relying on the exception provided in the applicable SEC rules to exclude the reconciliation of adjusted EPS to EPS for future outlook, the most directly comparable GAAP measure, since it is not able to predict with sufficient precision acquisition, integration and intangible amortization expenses related to the RPS transaction. Similarly, the Company is not able to provide a reconciliation of net revenue to revenue since it is not able to predict with sufficient precision subcontractor costs.

For fiscal 2023, Tetra Tech is increasing adjusted EPS guidance to range from $5.07 to $5.17 and is increasing net revenue guidance to range from $3.10 billion to $3.20 billion. Tetra Tech expects adjusted EPS for the third quarter of fiscal 2023 to range from $1.15 to $1.20 and net revenue to range from $750 million to $800 million.

RPS is expected to contribute additional net revenue of approximately $150 million to $175 million in the third quarter and $450 million to $500 million for fiscal 2023. The impact to adjusted EPS, excluding acquisition, integration and intangible amortization expenses, is expected to be neutral for the third quarter and fiscal 2023.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter of fiscal 2023 results through a link posted on the Company’s website at tetratech.com on May 11, 2023, at 8:00 a.m. (PT).

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended		Six Months Ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Revenue	$1,158,226	$852,744	$2,052,991	$1,711,255
Subcontractor costs	(188,661)	(153,103)	(346,865)	(332,280)
Net revenue	$969,565	$699,641	$1,706,126	$1,378,975

EPS	$0.80	$0.98	$2.98	$2.23
Acq. & integration costs	0.43	-	0.52	-
FX hedge gain	(0.29)	-	(1.23)	-
Earn-out charge	0.12	-	0.13	-
COVID-19 credits	-	-	-	(0.06)
RPS intangible amort	0.11	-	0.11	-
Adjusted EPS	$1.17	$0.98	$2.51	$2.17

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 27,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; the impact of global pandemics like COVID-19; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in bank and capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc
Balance Sheet - Unaudited
(unaudited - in thousands, except par value)

	April 2,	October 2,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$231,388	$185,094
Accounts receivable, net	989,966	755,112
Contract assets	121,115	92,405
Prepaid expenses and other current assets	126,299	125,605
Total current assets	1,468,768	1,158,216

Property and equipment, net	76,586	32,316
Right-of-use assets, operating leases	201,845	182,319
Goodwill	1,856,421	1,110,412
Intangible assets, net	232,554	29,163
Deferred tax assets	74,338	47,804
Other non-current assets	74,524	62,546
Total assets	$3,985,036	$2,622,776

Liabilities and Equity
Current liabilities:
Accounts payable	$235,655	$147,436
Accrued compensation	222,789	237,669
Contract liabilities	321,522	241,340
Short-term lease liabilities, operating leases	66,075	57,865
Current portion of long-term debt	12,505	12,504
Current contingent earn-out liabilities	46,295	28,797
Other current liabilities	268,135	190,406
Total current liabilities	1,172,976	916,017

Deferred tax liabilities	62,830	15,161
Long-term debt	1,065,000	246,250
Long-term lease liabilities, operating leases	161,001	146,285
Non-current contingent earn-out liabilities	41,787	36,769
Other non-current liabilities	125,774	79,157

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at April 2, 2023 and October 2, 2022	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,228 and 52,981 at April 2, 2023 and October 2, 2022, respectively	532	530
Additional paid-in capital	10,639	-
Accumulated other comprehensive loss	(181,381)	(208,144)
Retained earnings	1,525,809	1,390,701
Tetra Tech stockholders' equity	1,355,599	1,183,087
Noncontrolling interests	69	50
Total stockholders' equity	1,355,668	1,183,137
Total liabilities and stockholders' equity	$3,985,036	$2,622,776

Tetra Tech, Inc
Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2023	2022	2023	2022
Revenue	$1,158,226	$852,744	$2,052,991	$1,711,255
Subcontractor costs	(188,661)	(153,103)	(346,865)	(332,280)
Other costs of revenue	(798,719)	(564,468)	(1,382,035)	(1,104,035)
Gross profit	170,846	135,173	324,091	274,940
Selling, general and administrative expenses	(82,347)	(60,480)	(138,848)	(113,001)
Acquisition and Integration expenses	(19,944)	-	(23,705)	-
Contingent consideration - fair value adjustments	(7,544)	(173)	(8,477)	(199)
Income from operations	61,011	74,520	153,061	161,740
Interest expense, net	(13,323)	(3,144)	(18,695)	(6,048)
Other non-operating income	21,407	-	89,402	-
Income before income tax expense	69,095	71,376	223,768	155,692
Income tax expense	(26,254)	(18,327)	(64,212)	(34,144)
Net income	42,841	53,049	159,556	121,548
Net income attributable to noncontrolling interests	(11)	(9)	(20)	(19)
Net income attributable to Tetra Tech	$42,830	$53,040	$159,536	$121,529

Earnings per share attributable to Tetra Tech:
Basic	$0.80	$0.99	$3.00	$2.25
Diluted	$0.80	$0.98	$2.98	$2.23

Weighted-average common shares outstanding:
Basic	53,227	53,834	53,165	53,916
Diluted	53,627	54,346	53,595	54,492

Tetra Tech, Inc.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	April 2,	April 3,
	2023	2022

Cash flows from operating activities:
Net income	$159,556	$121,548

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,537	12,662
Equity in income of unconsolidated joint ventures	(3,073)	(3,760)
Distributions of earnings from unconsolidated joint ventures	2,157	2,506
Amortization of stock-based awards	14,602	12,392
Deferred income taxes	20,978	494
Fair value adjustments to contingent consideration	8,477	199
Loss on sale of property and equipment	32	178
Fair value adjustments to foreign currency forward contract	(89,402)	-

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	(36,545)	(862)
Prepaid expenses and other assets	(20,461)	12,977
Accounts payable	43,169	(632)
Accrued compensation	(42,872)	(25,725)
Contract liabilities	29,037	34,529
Other liabilities	741	4,426
Income taxes receivable/payable	3,190	6,617
Net cash provided by operating activities	113,123	177,549

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(854,319)	(33,611)
Capital expenditures	(10,294)	(5,620)
Proceeds from sale of assets	88	3,665
Settlement of foreign currency forward contract	109,306	-
Net cash used in investing activities	(755,219)	(35,566)

Cash flows from financing activities:
Proceeds from borrowings	975,889	141,456
Repayments on long-term debt	(249,667)	(105,824)
Repurchases of common stock	-	(100,000)
Taxes paid on vested restricted stock	(16,680)	(25,055)
Stock options exercised	91	1,205
Dividends paid	(24,428)	(21,562)
Payments of contingent earn-out liabilities	(2,000)	(4,035)
Principal payments on finance leases	(2,714)	(1,979)
Net cash provided by (used in) financing activities	680,491	(115,794)

Effect of exchange rate changes on cash and cash equivalents	7,899	1,621

Net increase in cash and cash equivalents	46,294	27,810
Cash and cash equivalents at beginning of period	185,094	166,568
Cash and cash equivalents at end of period	$231,388	$194,378

Supplemental information:
Cash paid during the period for:
Interest	$18,791	$5,141
Income taxes, net of refunds received of $1.2 million and $2.4 million	$40,107	$25,476

Tetra Tech, Inc.

Regulation G Information

April 2, 2023

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2022							2023
	2020	2021	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Consolidated
Revenue (As Reported)	2,994.9	3,213.5	858.5	852.7	1,711.3	890.2	2,601.5	902.6	3,504.0	894.8	1,158.2	2,053.0
RCM / Non-Cash Claims	(0.2)	(0.6)	-	-	-	-	-	-	-	-	-	-
Adjusted Revenue	2,994.7	3,212.9	858.5	852.7	1,711.3	890.2	2,601.5	902.6	3,504.0	894.8	1,158.2	2,053.0
Adjusted Subcontractor Costs	(646.1)	(661.3)	(179.2)	(153.1)	(332.3)	(169.7)	(502.0)	(166.4)	(668.5)	(158.2)	(188.7)	(346.9)
Adjusted Net Revenue	2,348.6	2,551.6	679.3	699.6	1,379.0	720.5	2,099.5	736.2	2,835.5	736.6	969.5	1,706.1

GSG Segment
Revenue	1,578.3	1,772.9	456.1	449.0	905.1	460.0	1,365.0	455.8	1,820.9	471.0	563.3	1,034.3
Subcontractor Costs	(460.8)	(507.1)	(129.0)	(111.5)	(240.5)	(124.5)	(365.0)	(119.4)	(484.4)	(118.0)	(127.7)	(245.7)
Adjusted Net Revenue	1,117.5	1,265.8	327.1	337.5	664.6	335.5	1,000.0	336.4	1,336.5	353.0	435.6	788.6

CIG Segment
Revenue	1,471.1	1,500.1	416.3	416.9	833.2	444.2	1,277.5	461.0	1,738.4	439.5	610.4	1,049.9
Subcontractor Costs	(240.0)	(214.3)	(64.0)	(54.8)	(118.8)	(59.3)	(178.1)	(61.2)	(239.3)	(56.0)	(76.4)	(132.4)
Adjusted Net Revenue	1,231.1	1,285.8	352.3	362.1	714.4	384.9	1,099.4	399.8	1,499.1	383.5	534.0	917.5

RCM Segment
Revenue	0.2	0.6	-	-	-	-	-	-	-	-	-	-
Subcontractor Costs	(0.2)	-	-	-	-	-	-	-	-	-	-	-
Net Revenue	-	0.6	-	-	-	-	-	-	-	-	-	-

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2022							2023
	2020	2021	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Net Income Attributable to Tetra Tech	173,859	232,810	68,489	53,040	121,529	58,650	180,179	82,947	263,125	116,706	42,830	159,536
Interest Expense[1]	13,100	11,831	2,904	3,144	6,048	2,919	8,966	2,618	11,584	5,372	13,323	18,695
Depreciation	13,017	12,337	3,433	3,310	6,743	3,200	9,945	3,914	13,859	3,178	4,849	8,027
Amortization	11,594	11,468	2,678	3,241	5,919	3,682	9,601	3,573	13,174	3,438	12,072	15,510
Contingent Consideration	(13,371)	(3,273)	-	-	-	-	-	-	-	933	7,544	8,477
Goodwill Impairment	15,800	-	-	-	-	-	-	-	-	-	-	-
FX hedge gain	-	-	-	-	-	-	-	(19,904)	(19,904)	(67,995)	(21,407)	(89,402)
Income Tax Expense	54,101	34,039	15,817	18,327	34,144	22,329	56,472	29,129	85,602	37,958	26,254	64,212

EBITDA	268,100	299,212	93,321	81,062	174,383	90,780	265,163	102,277	367,440	99,590	85,465	185,055

Acquisition & Integration Expenses	-	-	-	-	-	-	-	-	-	3,761	19,944	23,705
Non-Core Dispositions	(8,524)	-	-	-	-	-	-	-	-	-
COVID-19 Charges (Credits)	8,233	-	(4,451)	-	(4,451)	(1,041)	(5,492)	(994)	(6,486)	-	-	-

Adjusted EBITDA	267,809	299,212	88,870	81,062	169,932	89,739	259,671	101,283	360,954	103,351	105,409	208,760

1 Includes write-off of deferred debt origination fees of $2.7M in Q1-23 and $1.1M in Q2-23